Registration Statement No. 333-109138

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1
To
Form S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

COMMERCEFIRST BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	52-2180744
(State or Other Jurisdiction of	(IRS Employer I.D. Number)
Incorporation or Organization)
1804 West Street, Suite 200, Annapolis, Maryland 21401
(Address of Principal Executive Offices) (Zip Code)
COMMERCEFIRST BANCORP, INC. ORGANIZER WARRANT PLAN
(Full Title of Plan)
Richard J. Morgan, President
CommerceFirst Bancorp, Inc.
1804 West Street
Suite 200
Annapolis, Maryland 21401
410.280.6695
(Name, Address, and Telephone Number of Agent for Service)
Copies to:
Noel M. Gruber, Esquire
BuckleySandler, LLP
1250 24th Street, NW
Suite 700
Washington, DC, 20037
202.349.8043

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”), relates to the Registration Statement on Form S-8 (the “Registration Statement”), File No. 333-109138, of CommerceFirst Bancorp, Inc. (the “Company”), which was filed with the Securities and Exchange Commission (the “Commission”) and became effective on September 26, 2003. The Registration Statement registered 118,337 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) for issuance pursuant to the Company’s Organizer Warrant Plan (the “Plan”). This Post-Effective Amendment is being filed for the sole purpose of terminating the Registration Statement and deregistering any unissued shares previously registered under the Registration Statement and issuable under the Plan. The Company hereby removes from registration any and all unissued shares of Common Stock registered under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Annapolis, Maryland, on April 20, 2011.

COMMERCEFIRST BANCORP, INC.
By:	/s/ Richard J. Morgan
Richard j. Morgan, President & Chief Executive Officer